Registration No. 333-45590
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    --------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------

                         NATIONAL PENN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)

Pennsylvania                         6021                        23-2215075
--------------                 -----------------             ------------------
(State or other                (Primary Standard             (I.R.S. Employer
jurisdiction of                   Industrial                 Identification No.)
incorporation or               Classification No.)
organization)

                        Reading and Philadelphia Avenues
                               Boyertown, PA 19512
                                 (610) 367-6001
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          (Address, including zip code, and telephone number, including area code,
                  of registrant's principal executive offices)

                                ----------------

                              Lawrence T. Jilk, Jr.
                                    Chairman
                         National Penn Bancshares, Inc.
                        Reading and Philadelphia Avenues
                               Boyertown, PA 19512
                                 (610) 367-6001
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            (Name, address, including zip code, and telephone number,
                              including area code,
                              of agent for service)
                                ----------------

                                   Copies to:

H. Anderson Ellsworth                              Charles J. Ferry
Jay W. Waldman                                     Carl D. Lundblad
Ellsworth, Carlton & Waldman, P.C.                 Rhoads & Sinon LLP
1105 Berkshire Blvd., Suite 320                    One South Market Square
Wyomissing, PA  19610                              P.O. Box 1146
(610) 374-1135                                     Harrisburg, PA 17108-1146
                                                   (717) 233-5731

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






         Pursuant to Registration Statement No. 333-45590 on Form S-4, National Penn Bancshares, Inc., a Pennsylvania corporation (the "Registrant"), registered 686,778 shares of its common stock, without par value, and associated stock purchase rights, issuable pursuant to an Agreement dated July 23, 2000 between the Registrant and Community Independent Bank, Inc. ("Community"), which Agreement provided for the merger (the "Merger") of Community with and into the Registrant. The Registrant hereby removes from registration 24,027 shares of the Registrant's common stock, and associated stock purchase rights, that remain unissued after completion of the Merger.

















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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on January 4, 2001.

                                     NATIONAL PENN BANCSHARES, INC.
                                     (Registrant)


                                     By /s/ Wayne R. Weidner
                                       --------------------------------
                                            Wayne R. Weidner,
                                            President and Chief
                                            Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.






     Signature                    Title


/s/Gary L. Rhoads*                Treasurer (Principal       January 4, 2001
-----------------------------     Financial and
Gary L. Rhoads                    Accounting Officer)


/s/John H. Body *                 Director                   January 4, 2001
-----------------------------
John H. Body


/s/J. Ralph Borneman, Jr. *       Director                   January 4, 2001
-----------------------------
J. Ralph Borneman, Jr.


/s/Frederick H. Gaige *           Director                   January 4, 2001
-----------------------------
Frederick H. Gaige


/s/John W. Jacobs *               Director                   January 4, 2001
-----------------------------
John W. Jacobs


/s/Lawrence T. Jilk, Jr. *        Director and               January 4, 2001
-----------------------------     Chairman
Lawrence T. Jilk, Jr.


                                  Director
-----------------------------
Frederick P. Krott



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




/s/Patricia L. Langiotti *        Director                   January 4, 2001
-----------------------------
Patricia L. Langiotti


                                  Director
-----------------------------
Robert E. Rigg


/s/C. Robert Roth *               Director                   January 4, 2001
-----------------------------
C. Robert Roth


/s/Wayne R. Weidner               Director, President,       January 4, 2001
-----------------------------     and Chief Executive
Wayne R. Weidner                  Officer (Principal
                                  Executive Officer)




         *  By: /s/ Wayne R. Weidner
               ------------------------------
                    Wayne R. Weidner
                    Attorney-In-Fact

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